Exhibit 10.9

AMENDMENT TO LICENSE AND SUPPLY AGREEMENT

This amendment (“Amendment”), dated as of July 21, 2021, is to that certain License and Supply Agreement (the “Agreement”) dated October 6, 2020 by and between Toray Industries, Inc. (“Toray”) and Bluejay Diagnostics, Inc. (“Bluejay”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Toray and Bluejay have mutually agreed to modify the termination and confidentiality provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1. Section 17.2 of the Agreement is hereby amended and restated as follows:

“If Bluejay does not satisfy the commercial sales requirements of Section 3.4 and 3.5 of this Agreement, Toray may terminate this Agreement by providing Bluejay prior written notice.”

2. A new Section 20.4 of the Agreement is hereby added as follows:

“Notwithstanding Section 20.3, Toray consents to the filing of this Agreement, as amended, as an exhibit to any filings made by Bluejay with the U.S. Securities and Exchange Commission, and consents to the description of the terms of this Agreement being disclosed by Bluejay in any filings made with the U.S. Securities and Exchange Commission.”

3. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated below.

Toray Industries, Inc.		Bluejay Diagnostics, Inc.

By:	/s/ Jun Hayakawa	By:	/s/ Neil Dey
Name:	Jun Hayakawa	Name:	Neil Dey
Title:	General Manager, Pharmaceuticals & Medical Products Business Planning Dept.	Title:	CEO